UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-42591	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit 1109, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

852-26621800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CIIT	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2026, Tianci International, Inc. (the “Company”) consummated a public offering of 4,055,000 units (the “Units”) and 2,000,000 pre-funded units (“Pre-funded Units”) for a purchase price of $0.81 per Unit and $0.809 per Pre-funded Unit, resulting in aggregate gross proceeds of approximately $4.9 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of its securities for working capital requirements and general corporate purposes.

Each Unit consists of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) one common warrant (each a “Common Warrant”) to purchase one share of Common Stock. Each Pre-funded Unit consists of (i) one pre-funded warrant (each a “Pre-funded Warrant”) to purchase one share of Common Stock, and (ii) one Common Warrant. Subject to certain ownership limitations described in the Pre-Funded Warrants, each Pre-Funded Warrant is immediately exercisable at an exercise price of $0.001 per share and will remain exercisable until exercised in full. Each Common Warrant is immediately exercisable upon issuance, at an initial exercise price of US$0.81 per share (representing 100% of the offering price of $0.81 per Unit), for a period of three years following the date of issuance.

The exercise price and the number of shares issuable under the Common Warrants will be proportionately adjusted in the event of certain transactions affecting our Common Stock, including stock dividends, stock splits or reorganizations. In particular, if, at any time while the Common Warrants are outstanding, (i) there occurs any stock split, stock dividend, reverse stock split, or stock combination, recapitalization or other similar transaction involving our Common Stock (each a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then in addition and after giving effect to the adjustments for the Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP (volume-weighted average price) during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (such new price, the “Event Market Price”), provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after proportionally adjusting for the reverse stock split. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Common Warrants are outstanding, the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities convertible or exercisable into Common Stock, except for certain exempt issuances, at an effective price per share less than the exercise price of the Common Warrant then in effect (such lower price, the “Base Share Price” and each of the foregoing, a “Dilutive Issuance”), the exercise price of the Common Warrant shall be reduced to the lower of (1) the Base Share Price and (2) the lowest VWAP during the period commencing five consecutive trading days immediately preceding and ending on the fifth trading day immediately following, the consummation of such Dilutive Issuance (such new price, the “New Issuance Price” and such period, the “New Issuance Adjustment Period”), effective as of the close of trading on the last trading day of the New Issuance Adjustment Period. Notwithstanding the foregoing, if the Company enters into a variable rate transaction, the exercise price of the Common Warrant shall be reduced to the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

Other than the adjustment above, in no event shall the exercise price of the Common Warrants be reduced below a floor price of $0.296, as adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor on June 16, 2026. The Securities Purchase Agreements contain customary representations, warranties and covenants, as well as customary indemnification obligations of the parties. The Company has agreed that for a period of thirty (30) days from the date of the Securities Purchase Agreement, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, or (ii) file any registration statement or amendment or supplement thereto, other than as necessary to maintain the effectiveness of existing registration statements which are effective as of the closing date. The Company has further agreed that for a period of three (3) months from the date of the Securities Purchase Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

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The Placement Agency Agreement

In connection with the offering, on June 16, 2026, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors, in a best efforts basis the Units and the Pre-funded Units. As part of its compensation for acting as Placement Agent for the Offering, the Company agreed to pay the Placement Agent a cash fee of seven percent (7.0%) of the gross proceeds received by the Company from the sale of securities in the Offering and to reimburse the Placement Agent up to a maximum of $100,000 for out-of-pocket accountable expenses.

The Company issued the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 302,750 shares of Common Stock. The Placement Agent Warrants have an exercise price of $0.81, are not exercisable until 180 days from the commencement of sales of the securities in this Offering, and will expire three (3) years after the commencement of sales of the securities in the Offering.

Pursuant to the Placement Agency Agreement, for a period of twelve (12) months after the closing of the Offering, the Placement Agent will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent and/or sole sales agent, for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, adviser, finder or other person or entity in connection with such offering.

In connection with the Offering, each of the Company’s directors and executive officers entered into lock-up agreements (the “Lock-up Agreements”) with the Placement Agent pursuant to which they agreed, subject to customary exceptions, not to sell, transfer, or otherwise dispose of any of the Company’s securities for a period of 90 days following the closing of the Offering.

The shares of Common Stock, the Common Warrants, the Pre-funded Warrants, the Placement Agent described above and the underlying shares of Common Stock were offered and sold under the Registration Statement (the “Registration Statement”) on Form S-1, as amended (No. 333-296417), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 15, 2026. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summaries of the Common Warrants, Pre-Funded Warrants, Placement Agent Warrants, Placement Agency Agreement, Securities Purchase Agreement, and Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the corresponding document, which are filed as Exhibit 4.1, 4.2, 4.3, 1.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events

On June 16, 2026, the Company issued a press release announcing the pricing of the Offering. On June 17, 2026, the Company issued a press release regarding the closing of the Offering. A copy of each of the press release is attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Placement Agency Agreement
4.1	Form of Common Warrant
4.2	Form of Pre-funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Lock-up Agreement
99.1	Press Release dated June 16, 2026
99.2	Press Release dated June 17, 2026
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: June 18, 2026	By:	/s/ Shufang Gao Shufang Gao Chief Executive Officer

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